UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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The Southern Company
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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[Employee Email]

In 2020, we saw the advent of historic challenges none of us will soon forget. Our nation, our communities, and our company were tested in ways we could scarcely have imagined just a few months earlier. Thanks to the dedication of employees throughout the enterprise, Southern Company has continued to thrive – even as we have tackled complex social, economic, and health-related issues.

On Wednesday, May 26, our 2021 Annual Meeting of Stockholders will provide a review of the challenges and accomplishments of 2020, as well as our plans and expectations for 2021 and beyond.

We are holding a virtual annual meeting again this year for the safety of our employees, stockholders, and other meeting attendees. While there will be no physical meeting to attend, it is still crucial for you to make your voice heard and vote your shares. Stockholders, including employee stockholders, can vote online at www.proxyvote.com until May 25. However, I encourage you to vote promptly.

Below is a summary of the items up for vote, along with the Board of Directors’ voting recommendations.

Item	Description	Board Recommendation
Item #1 Election of Directors	Elect 13 Directors	FOR each director nominee
Item #2 Say on Pay	Advisory vote to approve executive officer compensation	FOR
Item #3 Approve Omnibus Plan	Approve the 2021 Equity and Incentive Compensation Plan	FOR

Item #4 Ratify Appointment of Auditors	Ratify the appointment of Deloitte & Touche as our independent registered public accounting firm for 2021	FOR
Item #5 Reduce Supermajority Vote Requirement	Approve an amendment to the Certificate of Incorporation to reduce the supermajority vote requirement to a majority vote	FOR

If you are a stockholder, you should have already received your proxy materials along with instructions on how to vote your shares. The proxy statement contains information about the company, the upcoming annual meeting, and all of the items that are up for a vote.

Depending on how you hold your shares – 401(k) plan, bank, broker, etc. – it is possible that you received an electronic communication regarding delivery of your proxy materials, a Notice of Internet Availability of proxy materials with instructions regarding how to access proxy materials online, or a full package of proxy materials in the mail. If you hold Southern Company stock in multiple accounts, you may have received voting instructions in a combination of these methods.

Our virtual annual meeting will begin at 10:00 a.m. ET on May 26 and can be accessed online starting at 9:45 am ET at www.virtualshareholdermeeting.com/SO2021. If you are a stockholder, you can use the 16-digit control number included on your proxy card, your Notice of Internet Availability, or the instructions included with your proxy materials to log in and attend the virtual annual meeting. If you cannot locate your 16-digit control number, you may still log in to the annual meeting platform and attend the meeting as a guest.

Please visit the annual meeting website to review and download copies of the proxy statement and annual report, find a link to vote your proxy, and access the virtual annual meeting online. If you have any questions about the proxy statement or the voting process, please contact Myra Bierria in the Office of the Corporate Secretary at 404-491-6268.

Thank you for considering these important company matters and voting your shares.

Jim Kerr
EVP, Chief Legal Officer and Chief Compliance Officer

[Employee Article – SO Today]

Southern Today article
Scheduled for publication May 14, 2021

Title: It’s time to vote your proxy

Sub-title: Employees who own Southern Company common stock are encouraged to vote

Five items are up for vote at Southern Company's 2021 annual meeting of stockholders on May 26, which will be held virtually this year due to health and safety precautions related to the COVID-19 pandemic. Employees who own Southern Company common stock are encouraged to make their voices heard by voting their shares.

The Southern Company proxy statement was made available to stockholders in April, along with instructions for voting your shares. You can vote your shares online at www.proxyvote.com until May 25.

Below is a summary of the items up for vote this year, along with the Board of Directors' voting recommendations.

Item	Description	Board Recommendation
Item #1 Election of Directors	Elect 13 Directors	FOR each director nominee
Item #2 Say on Pay	Advisory vote to approve executive officer compensation	FOR
Item #3 Approve Omnibus Plan	Approve the 2021 Equity and Incentive Compensation Plan	FOR
Item #4 Ratify Appointment of Auditors	Ratify the appointment of Deloitte & Touche as our independent registered public accounting firm for 2021	FOR
Item #5 Reduce Supermajority Vote Requirement	Approve an amendment to the Certificate of Incorporation to reduce the supermajority vote requirement to a majority vote	FOR

The virtual annual meeting will begin at 10:00 a.m. ET on May 26 and can be accessed online starting at 9:45 am ET at www.virtualshareholdermeeting.com/SO2021.

If you are a stockholder, you can use the 16-digit control number included on your proxy card, your Notice of Internet Availability or the instructions included with your proxy materials to log in and attend the virtual annual meeting. If you cannot locate your 16-digit control number, you may still log in to the annual meeting platform and attend the meeting as a guest. A replay will be available at www.virtualshareholdermeeting.com/SO2021 about 24 hours after the meeting.

For more information, please visit our annual meeting website, where you can review and download copies of the proxy statement and annual report and find a link to vote your proxy.